Exhibit 99.1

HEARTLAND BANCSHARES, INC.
PROXY FOR

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Heartland Bancshares, Inc., a Florida corporation (the “Company”), hereby revoke(s) any Proxy heretofore given, hereby appoint(s) William R. Handley and Lawrence B. Wells, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of shareholders of the Company to be held on ______________, 2025 at 6:00 p.m., local time, at 320 U.S. Highway 27 N, Sebring, Florida 33870, and any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying Proxy Statement/Prospectus, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Proposal to approve the Agreement and Plan of Merger, dated as of February 27, 2025, by and between Seacoast Banking Corporation of Florida (“Seacoast”), Seacoast National Bank, the Company, and Heartland National Bank pursuant to which the Company will merge with and into Seacoast, with Seacoast as the surviving company in the merger (the “Company Merger Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Company Merger Proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT, THE PERSONS NAMED AS PROXIES WILL VOTE THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN ACCORDANCE WITH THEIR JUDGMENT ON THOSE MATTERS.

The undersigned shareholder hereby acknowledges his, her or its receipt of the accompanying Notice of Meeting and Proxy Statement/Prospectus.

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. SIGN YOUR NAME AS REFLECTED ON THE MAILING LABEL BELOW AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign and print your name exactly as it appears on the books and records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature(s)
Date _________________, 2025

Print Name

Signature(s)
Date _________________, 2025

Print Name

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